Exhibit 99.1

Novatel Wireless to Sell Telematics Hardware Business to Micronet Enertec Technologies
Sale of Telematics Hardware Business Accelerates Corporate Focus on IoT SaaS and Solutions
SAN DIEGO, Feb. 18, 2016 (GLOBE NEWSWIRE) -- Novatel Wireless (Nasdaq:MIFI) (the “Company”), a leading provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS), today announced it has signed a definitive asset purchase agreement to sell its telematics hardware business to Micronet Enertec Technologies, Inc., (NASDAQ:MICT), for a total purchase price of $24 million.  Novatel Wireless will receive $12 million in cash upon the closing of the transaction and will receive two payments of $6 million on each of the first and second anniversaries of the date of completion of the transaction.  In addition, Novatel Wireless and Micronet will enter into a manufacturing and supply agreement whereby Novatel Wireless will agree to purchase products from Micronet following the closing of the transaction.
“The disposition of the telematics hardware business will accelerate our Company’s transformation from a hardware-centric manufacturer to a true provider of IoT SaaS and Solutions,” said Sue Swenson, Chief Executive Officer of Novatel Wireless.  “This transaction will help unlock the growth potential of our IoT SaaS and Solutions business with targeted attention and investment, while allowing us to also focus on our very profitable MiFi business.”
Each company’s Board of Directors has approved the proposed transaction, which is expected to close by the end of the first quarter 2016.  The completion of the transaction is subject to a number of contingencies, including the parties entering into an acceptable manufacturing and supply agreement, Micronet obtaining the financing necessary to complete the transaction, certain employees of Novatel Wireless accepting employment with Micronet and other customary closing conditions.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the timing and likelihood of the Company’s planned disposition of the telematics hardware business, conditions precedent to consummating such acquisition, and anticipated or expected benefits and synergies from the sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, the consummation of the proposed sale is subject to a number of closing conditions and the failure to satisfy any one of these conditions could result in the transaction not closing, in which case none of the expected future benefits of the transaction would occur. Other risks and uncertainties that could affect the forward-looking statements set forth in this press release include:  failure of Micronet to obtain sufficient financing to consummate the sale and purchase of the telematics hardware business, failure of specified employees of the Company accepting employment with Micronet; the challenges and costs of restructuring the Company’s remaining business activities, and achieving any anticipated synergies or benefits from the proposed transaction; the distraction of management or other diversion of valuable resources within each company caused by the proposed transaction; and factors generally affecting the business, operations, and financial condition of the Company, including the information contained in Novatel Wireless’ Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, the Company will file documents with the SEC, including a Current Report on Form 8-K relating to the proposed transaction.  Investors and security holders are urged to read these documents when they become available because they will contain important information about the Company and the proposed transaction. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at http://www.sec.gov or by directing a request to Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attention: Stockholder Services.
ABOUT NOVATEL WIRELESS
Novatel Wireless, Inc. (Nasdaq:MIFI) is a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS) solutions for the fleet telematics market.  Our innovative products and solutions provide anywhere, anytime communications and analytics for consumers and businesses of all sizes, with approximately 158,000 subscribed fleet vehicles for Ctrack among the Company’s 520,000 global subscribers.  Novatel Wireless, Inc. is headquartered in San Diego, California. www.novatelwireless.com. @MIFI (Twitter)

Media Contact:
Novatel Wireless
Anette Gaven
(619) 993-3058
agaven@nvtl.com

Investor Relations Contact:
Michael Sklansky
(858) 431-0792
msklansky@nvtl.com